Exhibit 99.2

                        Franchise Management Agreement

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C L I F F O R D                                            CLIFFORD CHANCE LLP

C H A N C E





                     GREAT NORTH EASTERN RAILWAY LIMITED

                                     AND

                     THE SECRETARY OF STATE FOR TRANSPORT




            -------------------------------------------------------

                        FRANCHISE MANAGEMENT AGREEMENT

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
                                                 CONTENTS
Clause                                                                                              Page
1.     Interpretation..................................................................................2

2.     Barclays Waiver Deed............................................................................4

3.     Continuation And Amendment Of Franchise Agreement...............................................4

4.     Amendments To Franchise Agreement...............................................................5

5.     Restrictions....................................................................................5

6.     Management Period Budget........................................................................7

7.     Additional Event Of Default.....................................................................8

8.     Costs Contribution; Settlement..................................................................8

9.     Performance Bond................................................................................8

10.    Term And Termination............................................................................9

11.    Provisions Applying On And After Termination....................................................9

12.    Confidentiality................................................................................10

13.    Announcements..................................................................................10

14.    Entire Agreement...............................................................................10

15.    Governing Law..................................................................................11

16.    Jurisdiction...................................................................................11


Schedule 1 AMENDMENTS TO THE FRANCHISE AGREEMENT......................................................13

Schedule 2 AMENDMENT OF PERFORMANCE BOND AMOUNT.......................................................17

Schedule 3 AGREEMENT OF MANAGEMENT PERIOD BUDGET......................................................18

Schedule 4 AMENDMENTS TO FRANCHISE PAYMENTS...........................................................20

Schedule 5 INCENTIVE PAYMENT..........................................................................22
       Part A        Revenue Incentives...............................................................22
       Part B        Cost Incentives..................................................................22

Schedule 6 MANAGER RESTRICTIONS.......................................................................23

Schedule 7 PAYMENTS ON TERMINATION OF THE MANAGEMENT AGREEMENT........................................25



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THIS AGREEMENT is made on  14 December, 2006

BETWEEN:

(1) GREAT NORTH EASTERN RAILWAY LIMITED, whose registered office is at Sea Containers House, 20 Upper Ground, London SE1 9PF (the "Manager"); and

(2) THE SECRETARY OF STATE FOR TRANSPORT, whose principal place of business is at 76 Marsham Street, London SW1P 4DR (the "Secretary of State").

INTRODUCTION:

(A) The Manager has been providing certain services for the carriage of passengers by railway and operating certain stations and light maintenance depots pursuant to a franchise agreement dated 18 March 2005 between the Authority and the Manager, as such franchise agreement has been amended from time to time (the "Franchise Agreement").

(B) Pursuant to a transfer scheme made under section 1(2) and Schedule 2 of the Railways Act 2005 dated 22 July 2005 the rights and obligations of the Authority under the Franchise Agreement have transferred to the Secretary of State.

(C) The Secretary of State and the Manager have agreed to terminate the Franchise Agreement early but have agreed that the Manager will continue to provide the Franchise Services under the Franchise Agreement as amended by this Agreement until such termination takes effect.

THE PARTIES AGREE as follows:

1.    INTERPRETATION

1.1   In this Agreement:

      "Actual Costs" means the cost (excluding corporation tax) actually incurred in the operation of the Franchise Services during the Management Period as shown in the Management Accounts;

      "Auditor's Confirmation" means a certificate from the Manager's auditor in the agreed form;

      "Authority" means the Strategic Rail Authority, a body corporate established under section 201 of the Transport Act 2000;

      "Barclays Waiver Deed" means a deed entered into between the Manager, the Secretary of State and Barclays Bank plc on the date hereof in the agreed form;

      "Budgeted Costs" means the costs (excluding corporation tax) anticipated to be incurred in the operation of the Franchise Services during the Management Period as set out in the Management Period Budget;



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      "Budgeted Revenue" means the Revenue anticipated to be generated from the operation of the Franchise Services during the Management Period as set out in the Management Period Budget;

      "Cash at Bank balance" means the cash at bank balance shown in the relevant Cash Flow Statement excluding cash in respect of season ticket obligations;

      "Cash Flow Statement" means the cash flow statement in the form included in the Management Period Budget and prepared in the manner consistent with Generally Accepted Accounting Practices;

      "Cash Payment" means each cash payment to be paid to the Secretary of State pursuant to Schedule 4;

      "Cost Saving Incentive Payment" means the cost saving incentive payment calculated and made in accordance with Part B of Schedule 5;

      "Cost Saving Proposal" has the meaning set out in clause 5.4.2;

      "Costs Contribution Amount" means the amount of [omitted, see clause
      12.2];

      "Enhancement Facility" means the letter agreement dated on 12 December 2005 between the Secretary of State, the Manager and Barclays Bank Plc and the (GBP)32,500,000 Facility Agreement dated on 12 December 2005 between the Manager and Barclays Bank Plc;

      "Franchise Agreement" has the meaning given to it in Recital A;

      "Management Period Budget" means the budget for the operation of the Franchise Services during the Management Period in the agreed form and, for any extension to the Management Period beyond the Initial Expiry Date to be prepared and agreed or determined in accordance with clause 6;

      "Management Period" means the period from the Management Period Commencement Date to the Expiry Date;

      "Management Period Commencement Date" means 10 December 2006;

      "Net Fixed Asset Value" means the value of the Transferred Fixed Assets as determined under the Supplemental Agreement;

      "Revenue Incentive Payment" means the revenue incentive payment calculated and made in accordance with part A of Schedule 5;

      "Transferred Fixed Assets" means the fixed assets transferred by the Manager to the Successor Operator which have not been funded by the Secretary of State during the Management Period or under the Enhancement Facility;

      "Uncontrollable Costs" means costs outside the control of the Manager including without limitation costs in respect of rolling stock leases, and leases of infrastructure entered into with Network Rail.



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1.2   In this Agreement, a reference to:

      1.2.1 words and expressions defined in the Franchise Agreement shall have the same meanings in this Agreement;

      1.2.2 any enactment includes any subordinate legislation made from time to time under it and is to be construed as a reference to that enactment or subordinate legislation as for the time being amended or modified or to any enactment or subordinate legislation for the time being replacing it or amending it;

      1.2.3 a document is a reference to that document as modified or replaced from time to time;

      1.2.4 a person includes a reference to a corporation, body corporate, association or partnership;

      1.2.5 a person includes a reference to that person's legal personal representatives, successors and permitted assigns;

      1.2.6 the singular includes the plural and vice versa (unless the context otherwise requires);

      1.2.7 a clause or schedule, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement; and

      1.2.8 a reference to a document in the agreed form is to a document identified as such and initialled for the purposes of identification by or on behalf of the parties hereto.

1.3 References to the Franchise Agreement shall hereafter be read and construed as references to the Franchise Agreement as amended and construed by and in accordance with this Agreement.

1.4 Paragraphs and clauses of the Franchise Agreement amended or restated in this Agreement may refer to "the Authority" for the sake of consistency with the drafting in that document. This shall not derogate from the fact that the rights and obligations of the Authority under the Franchise Agreement have transferred to the Secretary of State and all such references shall be deemed to be references to the Secretary of State.

1.5   The headings in this Agreement do not affect its interpretation.

2.    BARCLAYS WAIVER DEED

2.1 The Manager shall provide to the Secretary of State simultaneously with signature of this Agreement a duly executed original version of the Barclays Waiver Deed.

3.    CONTINUATION AND AMENDMENT OF FRANCHISE AGREEMENT

3.1 The Manager agrees to continue to provide Franchise Services and otherwise be bound by and comply with his obligations under the terms of the Franchise Agreement, and the Secretary of State agrees to be bound by and comply with its obligations under the



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      Franchise Agreement, save in either case to the extent that the rights and obligations of the parties are modified by this Agreement.

3.2 Save as otherwise set out in this Agreement, the amendments made to the Franchise Agreement pursuant to this Agreement shall be effective from the Management Period Commencement Date provided that:

      3.2.1 no such amendments shall take effect so as to create any liability for a party for failing to perform an obligation or discharge a liability under the Franchise Agreement prior to the Management Period Commencement Date to the extent that the relevant party did not have that obligation or liability under the Franchise Agreement prior to the Management Period Commencement Date; and

      3.2.2 the accrued rights and obligations of the parties as at the date of the Management Period Commencement Date shall not be affected by this Agreement.

3.3 For the avoidance of doubt, the only cash available to be earned by the Manager in consideration for the operation of this Agreement shall be the Revenue Incentive and Cost Saving Incentive earned during the Management Period and, following the expiry of the Franchise Term, the amount of the Net Fixed Asset Value to be paid to the Manager pursuant to Schedule 7.

3.4 The closing balance sheet at 09 December 2006 and the profit and loss account for Reporting Period 07/10 will be reviewed as part of the year end audit pursuant to paragraph 3.9 of Schedule 13.2 of the Franchise Agreement and the Manager's auditors will provide an Auditor's Confirmation in relation to these.

4.    AMENDMENTS TO FRANCHISE AGREEMENT

4.1 The amendments to the Franchise Agreement set out in Schedule 1 shall have effect.

5.    RESTRICTIONS

5.1 The Manager acknowledges that, by virtue of a letter dated 29 September 2006 on behalf of the Secretary of State, Schedule 15.2 (Last 12 or 13 months of Franchise Period) of the Franchise Agreement has been deemed to apply as if the franchise was in the last 12 or 13 months of the Franchise Period.

5.2 With effect from the Management Period Commencement Date, the Franchisee shall be deemed to be in a Lock-Up Period for the purposes of paragraph
      3.2 of Schedule 12 (Financial Obligations and Covenants) of the Franchise Agreement, notwithstanding the deletion of paragraph 2 of
      Schedule 12.

5.3 The Manager shall not enter into any new contract which has a total value in excess of [omitted, see clause 12.2] or with an expiry date after 30 September 2007 without the prior written consent of the Secretary of State. Two or more contracts relating to the same or related subject matter shall be treated as a single contract for the purposes of determining whether this threshold has been exceeded. The Manager agrees to inform the Secretary of State sufficiently in advance of the intended date of signature of any



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      such contracts to enable the Secretary of State, through his officials, to discuss the terms of such contracts with the Manager and, if necessary, with the counterparty. The consent of the Secretary of State is not required to enter into any contract which is safety related.

5.4   Changes to Operations

      5.4.1 The Manager will continue to provide the Franchise Services during the Management Period in accordance with the Franchise Agreement, as amended by this Agreement, but will not implement any material changes to operations which are (a) outside the ordinary course of business; or (b) contentious or controversial, without the Secretary of State's prior written consent, such consent not to be unreasonably withheld or delayed. Consent is not required for material changes to operations which have been commenced prior to the Management Period Commencement Date or safety related initiatives which are required to be implemented within a timescale which does not permit of prior approval.

      5.4.2 The Manager will continue to make day to day improvements in the operational cost base of running the business without the prior consent of the Secretary of State provided no such individual operational improvements will or are likely to result in Actual Costs (net of any expenditure incurred in making such operational improvements) being reduced below Budgeted Costs during the Management Period by an amount of [omitted, see clause 12.2] or more. For these purposes "expenditure incurred" includes any depreciation or lease costs or other directly related costs incurred in respect thereof referable to the Management Period.

      5.4.3 The Manager shall notify the Secretary of State in writing in advance of implementing any improvement in the operational cost base which does not fall within clause 5.4.2 ("Cost Saving Proposal") save to the extent that it is identified in the Management Period Budget, together with sufficient information to enable the Secretary of State to make the determination contemplated in clause 5.4.4.

      5.4.4 Within 7 working days of receipt of such written notification, the Secretary of State shall inform the Manager in writing whether or not the Cost Saving Proposal falls within paragraphs
             (a) or (b) of clause 5.4.1; and

             (a) if it does not, the Manager may proceed to implement the Cost Saving Proposal; or

             (b) if it does, and the Secretary of State further informs the Manager that he has not received sufficient information to make a decision, the Manager shall provide the Secretary of State with such further information as the Secretary of State may reasonably request; or

             (c) if it does, and the Secretary of State approves the Cost Saving Proposal, the Manager may proceed to implement the Cost Saving Proposal subject to such conditions as the Secretary of State may reasonably require.



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      5.4.5  If the Secretary of State requests further information pursuant to clause 5.4.4(b), the Secretary of State shall make the determination contemplated by clause 5.4.4 within 7 working days of receiving the requested information, and if it does not, the Manager may proceed to implement the Cost Saving Proposal.

      5.4.6 If the Secretary of State considers that a Cost Saving Proposal falls within paragraphs (a) or (b) of clause 5.4.1 and notifies the Manager that he is withholding his approval, the Secretary of State will at the same time provide reasonable details of his reasons for such decision.

5.5 The Manager shall not terminate, amend or waive any of its rights under its current agreements with Sea Containers Railway Services Limited, whether oral or in writing, unless it replaces such agreements with the provision of goods and/or services on terms at least as favourable to the Manager as those of such agreements for a period to expire no earlier than 31 March 2008. If the Management Period is extended beyond the Initial Expiry Date, the Manager will not be in breach of its obligations under the Franchise Agreement (as amended by this Agreement) if it ceases to secure the provision of such goods and/or services after the Initial Expiry Date.

5.6 The Secretary of State agrees to consider in good faith upon receipt of all relevant information whether the telesales operation of Sea Containers Railway Services Limited should be transferred to the Manager during the Management Period. The parties acknowledge that if the Secretary of State decides that there should be a transfer, the terms of such transfer and consequential amendments to the Management Period Budget will need to be agreed. The Secretary of State will make his determination as soon as reasonably practicable.

5.7 For the purposes of this clause 5 the Secretary of State shall be deemed to have consented to any matter expressly made known to him in the assumptions comprised in any Management Period Budget prepared in accordance with clause 6 below; or as set out in Schedule 1.

5.8   The provisions of Schedule 5 and 6 shall have effect.

5.9 The Manager shall not create or permit to subsist any new Security Interest (over and above any existing on the Management Period Commencement Date) over or otherwise encumber any of its bank accounts, cash reserves or other assets in favour of Barclays Bank as security for Barclays Bank Plc's obligations under the Performance Bond, except pursuant to the Barclays Waiver Deed.

6.    MANAGEMENT PERIOD BUDGET

6.1 The Franchisee shall operate the Franchise Services during the Management Period in accordance with the Management Period Budget.

6.2 For the purposes of agreeing or determining the Management Period Budget and Threshold Revenue for any extension of the Management Period beyond the Initial Expiry Date the amendments to the Franchise Agreement set out in Schedule 3 shall have effect.



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7.    ADDITIONAL EVENT OF DEFAULT

7.1   The following new Event of Default shall be added to paragraph 2 of
      Schedule 10.3 (Events of Default and Termination Event) of the Franchise Agreement as a new paragraph 2.16:

      "2.16(a) If at any time during the Management Period the operating result (calculated by deducting the Actual Costs from the Actual Revenue) is less than the budgeted result (calculated by deducting the Budgeted Costs from the Budgeted Revenue) by an amount equal to or more than [omitted, see clause 12.2] for the period from the Management Period Commencement Date to the date of calculation; and pro rata for any extension of the Management Period beyond the Initial Expiry Date.

      (b) In making the calculation under paragraph 2.16(a) the Authority shall disregard increases and decreases in Uncontrollable Costs, increases and decreases in costs due to a Force Majeure Event or a Change, asset write downs and impairment charges (net of depreciation in the Management Period Budget relating to assets held at the Management Period Commencement Date consequential upon the arrangements under this Agreement), and increases and reductions in revenues due to a Force Majeure Event or a Change."

7.2 The amendments to the Franchise Agreement contained in this clause 7 shall become effective on the Management Period Commencement Date.

8.    COSTS CONTRIBUTION; SETTLEMENT

8.1   In consideration of the Secretary of State entering into this Agreement:

      8.1.1 the Manager shall pay the Costs Contribution Amount to the Secretary of State. The Secretary of State hereby acknowledges receipt of the Costs Contribution Amount; and

      8.1.2 the Manager and the Secretary of State hereby waive and discharge the other from all liability, costs, claims and expenses arising out of or in connection with the Franchise Agreement claimed or made prior to the date of this Agreement.

9.    PERFORMANCE BOND

9.1 The obligation of the Manager under paragraph 4.1 of Schedule 12 of the Franchise Agreement (Financial Obligations and Covenants) to procure a valid and effective Performance Bond shall continue to apply to the Franchise Agreement as amended by this Agreement.

9.2 The amendments to the amount of the Performance Bond set out in Schedule 2 of this Agreement shall have effect.



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10.   TERM AND TERMINATION

10.1 Subject to clause 10.3, the Franchise Agreement shall terminate on the Expiry Date (as redefined in this Agreement).

10.2 The Secretary of State may extend the Franchise Term beyond the Initial Expiry Date (as redefined in this Agreement) in accordance with paragraph 1.5 of Schedule 18 of the Franchise Agreement (Franchise Continuation Criteria).

10.3 The Secretary of State may terminate the Franchise Agreement by two months written notice to the Manager to be given no earlier than 1 August 2007, so as to allow a Successor Operator to commence the provision of the Franchise Services on or about the date of expiry of such notice. Termination under this clause 10.3 shall be without further liability to the Secretary of State arising purely by virtue of such termination.

11.   PROVISIONS APPLYING ON AND AFTER TERMINATION

11.1 The Secretary of State will procure that, insofar as they relate to that part of the Manager's undertaking which consists of the provision of the Franchise Services and is permitted under the Franchise Agreement, all the Manager's assets and liabilities (excluding cash; corporation tax liabilities; contingent liabilities; liabilities for breach of contract or tort; liabilities in respect of loans other than under the Enhancement Facility and liabilities in respect of any indemnity given by the Manager to the Successor Operator in the Supplemental Agreement in respect of employees), including its rights and obligations under any contracts (except as excluded above), will be designated as a Primary Franchise Asset and transferred to the Successor Operator. For the avoidance of doubt, any finance leases or similar arrangements in relation to the Manager's assets will be transferred to the Successor Operator.

11.2 In respect of pension contributions, the Manager shall comply with its obligations under the Railways Pension Scheme to make payment of contributions to any relevant Franchise Section up to the date of the end of the Management Period, the amount of such contributions being as determined by the Trustee and:

      11.2.1 provided the Manager has complied with such obligations, the Manager shall have no further liabilities in respect of the Railways Pension Scheme following the end of the Management Period;

      11.2.2 to the extent that the Manager has failed to make any such contribution referred to in clause 11.2, the liability to make such payment will remain with the Manager after the end of the Management Period and shall not be designated as a Primary Franchise Asset.

11.3 The Secretary of State will procure that Property Leases (including any leases in respect of office accommodation in York) and Rolling Stock Leases will be included in the Transfer Scheme to the Successor Operator or otherwise assigned or transferred to the Successor Operator at the end of the Management Agreement and that accordingly the dilapidation obligations in the Property Leases (including any leases in respect of office accommodation in York) and the redelivery requirements in the Rolling Stock Leases will not be applied at the point of transfer.



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11.4  The Manager shall continue to operate and maintain the rolling stock in line with the arrangements detailed in its Safety Management System. In addition, the Manager shall ensure that the rolling stock is maintained in a condition consistent with their positions within both the heavy and running maintenance programmes subject to normal wear and tear and taking account of any accepted faults. The Manager shall comply with its maintenance obligations in respect of leases of stations, depots and other property.

12.   CONFIDENTIALITY

12.1 The provisions of Schedule 17 (Confidentiality) of the Franchise Agreement shall apply to this Agreement and to the Franchise Agreement as amended by this Agreement, as they do to the Franchise Agreement.

12.2 The parties acknowledge that the following provisions of this Agreement contain commercially sensitive confidential information the public disclosure of which would be prejudicial to the parties:

      12.2.1  the amount of the Costs Contribution Amount;

      12.2.2  paragraphs 1 and 2 of Schedule 2;

      12.2.3  parts A and B of Schedule 5;

      12.2.4 the monetary amounts in clauses 5.3, 5.4.2 and 7.1; paragraphs 2 and 3 of Schedule 4; paragraphs 1.5 and 1.6 of Schedule 6; and

      12.2.5 all of Schedule 7 apart from paragraphs 1, 1.1, 4, 5, 6, 10, 11 and 11.2.

13.   ANNOUNCEMENTS

13.1 No announcement or information concerning the amendments made to the Franchise Agreement by this Agreement, this Agreement or any matter ancillary to its implementation will be made or released or authorised to be made or released publicly by the Manager without the prior written consent of the Secretary of State other than:

      13.1.1 to any Affiliate, upon obtaining from such Affiliate an undertaking equivalent to that in this clause 13.1; or

      13.1.2 to any outside consultants or professional advisers acting in relation to the negotiation or implementation of this Agreement upon obtaining an undertaking from such consultants or professional advisers an undertaking equivalent to that in this clause 13.1; or

      13.1.3 to the extent required by law or pursuant to an order of any court of competent jurisdiction or under the Dispute Resolution Rules or the rules of a recognised stock exchange or a formal or informal request of any taxation authority; or

      13.1.4 to any employee or officer of the Manager to the extent required to enable such party to enforce or perform its rights and obligations under the Franchise Agreement and/or this Agreement.

14.   ENTIRE AGREEMENT



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14.1  This Agreement, the Franchise Agreement and any documents referred to herein constitute the entire agreement, and supersede any previous agreements between the parties relating to the subject matter of this Agreement.

14.2 Each party acknowledges that it has not relied on or been induced to enter this Agreement by a representation other than those expressly set out in this Agreement.

14.3 A party is not liable to the other party for a representation that is not set out in this Agreement.

14.4 Clause 14 does not affect a party's liability in respect of a fraudulent misrepresentation.

15.   GOVERNING LAW

      This Agreement and all matters arising from or connected with it are governed by English law.

16.   JURISDICTION

16.1 Either party may refer any dispute arising out of this Agreement for resolution in accordance with the Dispute Resolution Rules, and the provisions of paragraph 4 of Schedule 19 (Other Provisions) of the Franchise Agreement shall apply to disputes so referred under this Agreement, as they do to disputes so referred under the Franchise Agreement.



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 THE CORPORATE SEAL                   }
 OF THE SECRETARY OF                  }
 STATE FOR TRANSPORT                  }      [SEAL]
 IS HEREUNTO AFFIXED:                 }      [Seal ref. no. DfT/3008]



                                             /s/ Rowan Smith

                                             Authenticated by authority of the
                                             Secretary of State for Transport



 SIGNED FOR AND ON
 BEHALF OF GREAT NORTH                }
 EASTERN RAILWAY LIMITED              }
                                      |
 DIRECTOR:                            }      /s/ Robert D. MacKenzie
                                      }
                                      }
                                      }
 DIRECTOR/SECRETARY:                         /s/ Jonathan Metcalfe



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                                  SCHEDULE 1

                     AMENDMENTS TO THE FRANCHISE AGREEMENT

1.       Interpretation

1.1 Unless otherwise specified, references to Schedules in this Schedule 1 are references to Schedules of the Franchise Agreement.

2.    Definitions Agreement:

2.1 Definitions in the Definitions Agreement which have no further application shall be disregarded in the interpretation of the Franchise Agreement.

2.2 The following definitions shall be deleted from the Definitions Agreement and restated as follows:

      2.2.1  "Expiry Date" means:

             (a)  the Initial Expiry Date; or

             (b) the date to which the Franchise Agreement is continued in accordance with paragraph 1.5 of Schedule 18 (Franchise Continuation Criteria)

      2.2.2  "Initial Expiry Date" means 31 March 2008

3.    Schedule 1.6 (Committed Obligations):

3.1 The obligations on the Franchisee in Schedule 1.6 of the Franchise Agreement to deliver the following Committed Obligations will cease to apply with effect from the Management Period Commencement Date (references are to paragraphs of Part 2 of schedule 1.6 to the Franchise Agreement):

      3.1.1 Spend (GBP)25,000,000 on the Station Improvement Programme - paragraph 10.1

      3.1.2   900 additional car parking spaces - paragraphs 10.1(a)

      3.1.3   Darlington car park expansion - paragraph 11.1

      3.1.4   York car park - paragraph 11.1

      3.1.5   Peterborough station - paragraph 10

      3.1.6 Replacement of internal signage but not customer information systems - paragraph 10.1(c)

      3.1.7   Station seating - paragraphs 10.1(f) and (g)

      3.1.8 Provision of additional covered cycle storage spaces - paragraphs 10.1(b) and 12.1

      3.1.9   Enterprise Asset Management System - paragraph 7

      3.1.10  Newcastle station - paragraph 10



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      3.1.11  Automatic ticket barriers at Peterborough, Durham and Newcastle
              - paragraph 14

      3.1.12  Initiatives agreed by the East Coast Joint Board - paragraph
              15.3

      3.1.13  Contribution towards bus schemes - paragraph 21.3(b)

      3.1.14  Branded Coach links - paragraph 25

      3.1.15  Train crew sub-depots - paragraph 31.8

      3.1.16  Spending (GBP)3,000,000 on security measures - paragraph 32.6

      3.1.17  Replacement of Class 08 shunters - paragraph 32.9

      3.1.18  (GBP)10 million working capital facility - paragraph 39.1

      3.1.19  (GBP)30 million facility - paragraphs 39.3 to 39.5

3.2 In respect of York station, the Franchisee will proceed with the scheme to convert the goods subway and associated lifts and access to passenger use, but all other Committed Obligations relating to York station will cease to apply.

3.3 The Franchisee will work with the Authority to introduce the Leeds half-hourly service in accordance with paragraph 38.2 of Part 2 of
      Schedule 1.6 of the Franchise Agreement with effect from the Passenger Change Date (as defined in the Network Code) in May 2007. Paragraphs 31.3, 38.2A and 39.6 of Part 2 of Schedule 1.6 of the Franchise Agreement will not apply. The Franchisee will ensure that so far as possible rolling stock costs incurred in relation to the introduction of the Leeds half-hourly service shall be charged through lease rentals. Any reduction in the costs incurred through such a mechanism, or through a reduction in the number of staff budgeted at the Management Period Commencement Date to be employed in the operation of the service, shall be disregarded in calculating the Cost Saving Incentive Payment.

3.4 Notwithstanding paragraphs 3.1.3, 3.1.4 and 3.1.10 above, the Franchisee will provide a business case to the Authority to proceed with the Committed Obligations in respect of the Darlington car park expansion, York car park and Newcastle station. If the Authority decides that the Committed Obligations should proceed:

      3.4.1 the Authority will reinstate the relevant Committed Obligation and instruct the Franchisee to proceed to implement it; and

      3.4.2 the Authority and the Franchisee will work together to agree appropriate amendments to the Management Period Budget and the Threshold Revenue in Schedule 5 of this Agreement, and in default of agreement the matter shall be referred by either party for resolution pursuant to the Dispute Resolution Rules.

3.5 Notwithstanding paragraph 3.1.9 above, the Authority acknowledges that the Franchisee is developing proposals to implement the Enterprise Asset Management System during the Management Period, as well as two other overlay projects, being the relocation of the York headquarters and the implementation of the core business system. The Franchisee and the Authority will work together in good faith in relation to each of these overlay projects. If such projects are agreed to be implemented, costs incurred in implementing such projects shall be disregarded for the purposes of determining whether there has been an Event of Default under paragraph 2.16 of Schedule 10.3; and for the purposes of the calculation of a Cost Saving Incentive Payment.

3.6 The Manager shall procure that Robert MacKenzie shall continue as a director of the Manager for the duration of the Management Period and that he shall devote an appropriate proportion of his time to the operation of the Manager (subject to holidays, death, illness or resignation from employment within the Sea Containers Group). The Manager shall be entitled to pay to an Affiliate or Robert MacKenzie such proportion of his salary and emoluments as is equal to the proportion of Robert MacKenzie's working hours which are spent in relation to the management of the Manager in an amount disclosed by the Manager to the Authority prior to the Management Period Commencement Date.

4.    Schedule 7.2 (Key Performance Indicators)

4.1 The SQ audit regime in Schedule 7.2 is no longer being operated in the manner specified in Schedule 7.2, and the Authority will not enforce its terms against the Manager until the replacement to Schedule 7.2 has been implemented.

5.    Schedule 8 (Franchise Payments)

5.1   Delete Schedules 8.1 to 8.4 and replace with Schedule 4.

6.    Schedule 9 (Changes)

6.1   Schedules 9.1 to 9.4 shall be deleted in their entirety.

7.    Schedule 12 (Financial Obligations and Covenants)

7.1   Paragraphs 2 and 3.3 of Schedule 12 (Financial Ratios) shall be deleted.

8.    Schedule 15.4, Appendix 2 (Form of Supplemental Agreement)

8.1   Add a new clause 2A:

      "Payments of the price in so far as referable to the Transferred Fixed Assets (as defined in the Franchise Agreement, as amended), shall be made by the Transferee to the Secretary of State".

8.2   In the Schedule, add the following new paragraph 7:

      "7. The value of any fixed assets or fixed asset enhancements fully or partially funded by the Secretary of State during the Management Period (whether directly or indirectly through funding debt repayments) shall be reduced by the amount of such funding by the Secretary of State during the Management Period."

9.    Schedule 18 (Franchise Continuation Criteria)

9.1   Paragraphs 1.1 to 1.4 inclusive shall be deleted.

9.2   Paragraph 1.5 shall be deleted and restated as follows:

      "1.5 If the Authority gives notice to the Franchisee not less than 3 months before the Initial Expiry Date this Agreement shall continue after such date on the terms set out in this Agreement for not less than 1 and not more than 7 Reporting Periods, as the Authority may stipulate".

10.   Schedule 19 (Other Provisions)

10.1  Paragraph 2 of Schedule 19 (Capital Expenditure) shall be deleted.

                                  SCHEDULE 2

                     AMENDMENT OF PERFORMANCE BOND AMOUNT

        1.   [omitted, see clause 12.2]

        2.   [omitted, see clause 12.2]

                                  SCHEDULE 3

                     AGREEMENT OF MANAGEMENT PERIOD BUDGET

1. Paragraph 2.4 of Schedule 13.2 (Information) of the Franchise Agreement shall be deleted and restated as follows:

      2.4   (a)   If the Authority exercises its rights to extend the
                  Management Period beyond the Initial Expiry Date under paragraph 1.5 of Schedule 18, the Franchisee and the Authority shall seek to agree the Management Period Budget and Threshold Revenue in respect of the period beyond the Initial Expiry Date by no later than the business day next following the Initial Expiry Date ("Extension Commencement
                  Date").

            (b) In the event that the Management Period Budget and the Threshold Revenue in respect of the period beyond the Initial Expiry Date has not been agreed by the Extension Commencement Date then:

                  (i) the Threshold Revenue and amounts for the revenue in the Management Period Budget for each Reporting Period after the Initial Expiry Date shall be the same as applied in respect of the corresponding Reporting Period in the year before the Initial Expiry Date, adjusted for RPI, GDP and the demand elasticity (as applied in the Management Period Budget), and to reflect any change in Passenger Services;

                  (ii) the costs in Management Period Budget for each Reporting Period after the Initial Expiry Date shall be the same as applied in respect of the corresponding Reporting Period in the year before the Initial Expiry Date, and each category of costs shall be indexed, as appropriate, in accordance with the relevant index shown in the Management Period Budget and to reflect any change in Passenger Services.

            (c) The following process will be applied at Franchise Performance Meetings in addition to the matters prescribed at paragraph 4 of Schedule 11 to the Franchise Agreement:

                  (i) the nominated representatives of the Authority and the Franchisee will review the actual financial results, the latest available outturn financial results in relation to the agreed or determined Management Period Budget; and

                  (ii) at the Franchise Performance Meeting the parties shall discuss as a minimum:

                        (aa) any material differences between the agreed or determined Management Period Budget and the latest available outturn financial results;

                        (bb) any reasons and explanations as to why such differences have occurred;

                        (cc) any issues relating to the efficient operation of the business and any evidence produced by either party relating to those issues; and

                        (dd)  cash flow projections.

                                  SCHEDULE 4

                       AMENDMENTS TO FRANCHISE PAYMENTS


   Cash at Bank Balance and Cash Payments, Miscellaneous Payment Provisions

1.    Cash Payments

1.1 The Secretary of State shall receive a Cash Payment in place of a Franchise Payment, such Cash Payment to be made from surplus cash available from the Manager's trading, as calculated in accordance with this Schedule 4.

1.2 The Cash Payment shall be calculated with reference to the Cash Flow Statement included in the Management Accounts prepared following the end of each Reporting Period (the "Period End Management Accounts") submitted by the Manager to the Secretary of State in the normal course of business. The cash surplus shown in the Cash Flow Statements shall provide the basis for the calculation of the Cash Payment to be paid to the Secretary of State by the Manager in respect of each Reporting Period.

2. If the Period End Management Accounts for a Reporting Period show that the Cash at Bank balance at the close of the final day of the relevant Reporting Period is greater than [omitted, see clause 12.2] then, subject to paragraph 3, the excess cash (if any) above [omitted, see clause 12.2] will be paid by the Manager to the Secretary of State on the final business day of the following Reporting Period.

3. Should the Cash at Bank balance be forecast to fall below [omitted, see clause 12.2] at any time during the next two Reporting Periods (to be discussed, without limitation, at each Franchise Performance Meeting), then the Secretary of State will increase the Cash at Bank balance, to be paid by the Secretary of State to the Manager or made by adjustment to the amount to be paid by the Manager to the Secretary of State under paragraph 2, to ensure that Cash at Bank balance forecast shall remain at least [omitted, see clause 12.2] throughout the relevant Reporting Periods.

4.    Subject to the provisions of Schedule 7 each Cash Payment shall be made:

      (a) by automatic electronic funds transfer in pounds sterling to such bank account in the United Kingdom as the payee of such payment may have previously specified to the payer in writing; and

      (b) so that cleared funds are received in that account on or before the due date for payment.

5. If either party disputes the amount of a Cash Payment, the dispute shall be resolved in accordance with the Dispute Resolution Rules but shall not affect the obligation of either party to pay a Cash Payment notified in accordance with paragraph 2 above.

6. If either party fails to pay any amount to the other party on its due date, it shall in addition pay interest on such amount at the Interest Rate, calculated on a daily basis, from the due date for payment to the date on which payment is made.

7. If the amount of any Cash Payment is agreed or determined to be incorrect and:

      (a) either party has made a payment to the other party which is greater than it would have made if the amount of the Cash Payment had been correct, then the recipient shall repay the excess within three business days of the agreement or determination; or

      (b) either party has made a payment to the other party which is less than it would have made if the amount of the Cash Payment had been correct, then the payer shall pay the amount of any shortfall to the payee within three business days of the agreement or determination, together, in each case, with interest on the amount payable at the Interest Rate, calculated on a daily basis from the date on which the Cash Payment was paid until the date on which such excess amount or shortfall is paid.

8.    Miscellaneous Payment Provisions

8.1 The Authority, in its discretion may at any time decide to reimburse or ameliorate net losses of the Franchisee arising from industrial action (however caused and of whatever nature) in circumstances where the Franchisee has demonstrated to the satisfaction of the Authority that it has taken all reasonable steps to avoid the industrial action and that, industrial action having nevertheless occurred, the Franchisee has taken all reasonable steps to mitigate its effects.

8.2 All sums payable by either party under the Franchise Agreement shall be paid free and clear of any deductions, withholdings, set-offs or counter-claims, save only as may be required by Law or as expressly permitted or required under the Franchise Agreement.

                                  SCHEDULE 5

                               INCENTIVE PAYMENT



                                    Part A

                              Revenue incentives


[omitted, see clause 12.2]



                                    Part B

                                Cost Incentives



[omitted, see clause 12.2]

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                                  SCHEDULE 6

                             MANAGER RESTRICTIONS

1. In addition to the restrictions contained in paragraph 1 of Schedule 12 (Financial Obligations and Covenants) of the Franchise Agreement, the Manager agrees that during the Management Period it will not without the written consent of the Secretary of State (not to be unreasonably withheld or delayed):-

1.1 alter its Memorandum and Articles of Association or equivalent constitutional document;

1.2 pay any sum to any of its Affiliates in respect of management fees in addition or as a variation to the sums so paid immediately prior to the Management Period Commencement Date, always provided that to the extent that the Management Period is extended beyond the Initial Expiry Date and any Revenue Incentive or Cost Saving Incentive is payable to the Manager pursuant to Schedule 5, the Manager shall be entitled to pay that amount to an Affiliate as a management fee or other similar payment at any time after the Initial Expiry Date;

1.3 factor or securitise or otherwise sell or assign any debts due to it other than pursuant to the Ticketing and Settlement Agreement;

1.4 make any change in its accounting policies (both published accounting policies and methodologies) applied in practice;

1.5   dispose of any of its assets other than:

      (a) disposals of any assets not exceeding [omitted, see clause 12.2] in book value in aggregate (such aggregate applying to the Manager and its subsidiaries as a whole);

      (b) disposal on normal commercial terms of damaged, obsolete or redundant assets or assets which need replacing in the normal course of trading;

      (c)   disposals in the normal course of trading; or

1.6 enter into any new or increased capital commitments with an aggregate value in excess of [omitted, see clause 12.2] save to the extent provided for in the Management Period Budget or enter into any other long term financial commitment calling for aggregate payments by the Manager of more than [omitted, see clause 12.2].

2.    The Manager shall, during the Management Period:

2.1 take all reasonable steps to ensure that positive cash balances are efficiently managed;

2.2 retain any and all income derived from the investment of any cash balances wholly and exclusively within its business.

3. In addition to the information required to be delivered to the Secretary of State under paragraphs 3.1 to 3.9 of Schedule 13.2 (Information) of the Franchise Agreement the Manager shall, at the times and frequencies specified in those paragraphs:

3.1 make full disclosure in writing to the Secretary of State of all material movements in provisions and reserves.

                                  SCHEDULE 7

              PAYMENTS ON TERMINATION OF THE MANAGEMENT AGREEMENT

1. Not less than 14 days prior to the end of the Management Period, the Manager shall supply to the Secretary of State its estimate of:

1.1   the Cash at Bank balance at the end of the Management Period;

[omitted, see clause 12.2]

4. The provisions of Schedule 4 shall continue to apply in respect of T plus 28, save that paragraphs 2 and 3 thereof shall be applied to ensure that the Cash at Bank balance is no more than necessary to meet the liabilities of the Manager detailed in paragraph 5.2.1 shown in the relevant forecast produced pursuant to paragraph 3 of Schedule 4.

5.    At the end of T plus 28, the Manager shall supply to the Secretary of
      State:

[omitted, see clause 12.2]

6. The Secretary of State shall pay to the Manager in accordance with the provisions of Schedule 4 the amount submitted pursuant to paragraph 5.1 and, if the Secretary of State agrees with that figure, the amount proposed pursuant to paragraph 5.2. If the Secretary of State does not agree with that figure, and the Manager and the Secretary of State are unable to agree that figure within a period of 28 days from the date of receipt of the proposal made pursuant to paragraph 5.2, the provisions of paragraph 10 shall apply.

[omitted, see clause 12.2]

10. In the event of any dispute that arises in respect of payments due to the Manager under this Schedule 7 which parties fail to resolve, either party may refer the dispute for resolution under the Dispute Resolution Rules.

11. Upon agreement or determination of the amounts claimed pursuant to paragraphs 5.2 and 7 above, the Secretary of State shall pay to the
      Manager:

[omitted, see clause 12.2];

11.2 the amount of the provision in respect of the liabilities referred to in paragraph 5.2 less amounts already paid to the Manager pursuant to paragraphs 3 and 6 above; or if the determination or agreement of such amounts results in identification of an amount due to the Secretary of State, the Manager shall pay such amount to the Secretary of State; and

[omitted, see clause 12.2]



                                     -25-